FAMILY LIFE
     INSURANCE COMPANY
     Statutory Financial Statements
     and Supplemental Information
     December 31, 2003 and 2002

                         Report of Independent Auditors



To the Board of Directors and Stockholder of Family Life Insurance Company:

We have audited the accompanying statutory statements of admitted assets, liabilities and capital and surplus of Family Life Insurance Company (the "Company") (an indirect wholly owned subsidiary of Financial Industries Corporation) as of December 31, 2003 and 2002, as restated, and the related statutory statements of operations, changes in capital and surplus and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company prepared the 2003 financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Texas and the 2002 financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Washington, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between such practices and accounting principles generally accepted in the United States of America are material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2003 and 2002, or the results of its operations or its cash flows for the years then ended.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and surplus of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, as restated, on the basis of accounting described in Note 1.

As described in Note 1 to the financial statements, the Company has restated its financial statements for the year ended December 31, 2002.




PricewaterhouseCoopers LLP
Dallas, Texas
March 7, 2005

FAMILY LIFE INSURANCE COMPANY
Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus December 31, 2003 and 2002
(in thousands, except share amounts)
--------------------------------------------------------------------------------

                                                                                      2002
                                                                      2003          RESTATED
                                                                  -------------- --------------
Admitted Assets
Investments:
   Bonds, at amortized cost (market value $85,520 and
    $79,175 at December 31, 2003 and 2002, respectively)           $   84,969        $   77,006
   Common stock (primarily ultimate parent company), at
    statement value (cost of $6,493 at December 31, 2003
    and 2002)                                                           6,610             8,112
   Policy loans                                                         4,439             4,233
   Cash and short-term investments                                     14,262            17,795
                                                                  -------------- --------------
     Total investments                                                110,280           107,146

Accrued investment income                                               1,024               993
Premiums deferred and uncollected                                      10,731            11,536
Other assets                                                              316               847
Federal income tax receivable and net deferred tax assets               5,512             6,781
                                                                  -------------- --------------
     Total admitted assets                                         $  127,863        $  127,303
                                                                  -------------- --------------

Liabilities
Aggregate reserves for life and accident and health
 policies and contracts                                            $   85,901        $   92,097
Policy and contract claims                                              4,499             4,268
Other policy related liabilities                                          451               423
Accrued expenses and other liabilities                                  2,859             2,299
Minimum pension liability                                               1,763             1,108
Payable to affiliates                                                   6,141             1,215
Interest maintenance reserve                                               42                97
Asset valuation reserve                                                   834             1,713
                                                                  -------------- --------------
     Total liabilities                                                102,490           103,220
                                                                  -------------- --------------
Commitments and contingencies (Notes 3 and 9)

Capital and Surplus
Preferred stock - $75 par value, 225,000 shares authorized,
 202,564 shares issued and outstanding                                 15,192            15,192
Common stock - $10 par value, 500,000 shares authorized,
 250,000 shares issued and outstanding                                  2,500             2,500
Paid-in and contributed surplus                                         5,500             5,500
Unassigned surplus                                                      2,181               891
                                                                  -------------- --------------
     Total capital and surplus                                         25,373            24,083
                                                                  -------------- --------------
     Total liabilities, capital and surplus                        $  127,863        $  127,303
                                                                  --------------  -------------

                  The accompanying notes are an integral part
                    of these statutory financial statements.

FAMILY LIFE INSURANCE COMPANY
Statutory Statements of Operations
For the Years Ended December 31, 2003 and 2002
(in thousands)
--------------------------------------------------------------------------------

                                                                                      2002
                                                                      2003          RESTATED
                                                                  -------------- ---------------

Revenues:
   Premiums and annuity considerations                             $   24,288        $   29,085
   Net investment income                                                5,398             5,679
   Other income                                                         4,249             3,240
                                                                   ------------- --------------
     Total revenues                                                    33,935            38,004
                                                                   ------------- --------------
Benefits, losses and expenses:
   Policyholder claims and benefits                                     9,730            13,036
   Commissions                                                          6,718             7,256
   Other operating expenses                                            15,064            13,345
                                                                   ------------- --------------
     Total benefits, losses and expenses                               31,512            33,637
                                                                   ------------- --------------
Operating gain before federal income tax provision and net
 realized capital gains                                                 2,423             4,367

Federal income tax provision                                              133               288
                                                                   ------------- --------------
     Net income from operations                                         2,290             4,079
                                                                   ------------- --------------
Realized capital gains (losses), net of federal income
 tax provision (benefit) of $(19) and $23 and excluding
 $(40) and $44 transferred to the interest maintenance
 reserve in 2003 and 2002, respectively                                     2                 -
                                                                   ------------- --------------
     Net income                                                    $    2,292        $    4,079
                                                                   ------------- --------------

                   The accompanying notes are an integral part
                    of these statutory financial statements

FAMILY LIFE INSURANCE COMPANY
Statutory Statements of Changes in Capital and Surplus
For the Years Ended December 31, 2003 and 2002
(in thousands)
--------------------------------------------------------------------------------


                                                  Preferred Stock           Common Stock       Paid-in and
                                                ---------------------   ---------------------  Contributed   Unassigned
                                                  Shares      Amount     Shares       Amount     Surplus       Surplus     Total
                                                ---------    --------   ---------    --------  -----------   ----------   --------
Balance at December 31, 2001:
As previously reported                                203   $  15,192         250    $  2,500  $    5,500    $      (20) $   23,172
Prior period adjustment (Note 1)                        -           -           -           -           -          (494)       (494)
                                               ----------   ---------   ---------    --------  ----------    ----------   ----------
As restated                                           203      15,192         250       2,500       5,500          (514)     22,678

Net income, as restated                                 -           -           -           -           -         4,079       4,079
Change in net unrealized capital losses, as
 restated                                               -           -           -           -           -           179         179
Change in non-admitted assets, as restated              -           -           -           -           -          (660)       (660)
Change in asset valuation reserve                       -           -           -           -           -           (30)        (30)
Change in net deferred income tax, as restated          -           -           -           -           -          (442)       (442)
Change in reserve - change in valuation basis           -           -           -           -           -        (1,721)     (1,721)
                                               ----------   ---------   ----------   --------  ----------    ----------   ----------
Balance at December 31, 2002, as restated             203      15,192         250       2,500       5,500           891      24,083

Net income                                              -           -           -           -           -         2,292       2,292
Change in net unrealized capital losses                 -           -           -           -           -          (991)       (991)
Change in non-admitted assets                           -           -           -           -           -           588         588
Change in asset valuation reserve                       -           -           -           -           -           879         879
Change in pension liability                             -           -           -           -           -          (655)       (655)
Change in net deferred income tax                       -           -           -           -           -          (823)       (823)
                                               ----------   ---------   ---------    --------  ----------    ----------    ---------
Balance at December 31, 2003                          203   $  15,192         250    $  2,500  $    5,500    $    2,181   $  25,373
                                               ----------   ---------   ---------    --------  ----------    ----------   ----------


                   The accompanying notes are an integral part
                    of these statutory financial statements

FAMILY LIFE INSURANCE COMPANY
Statutory Statements of Cash Flows
For the Years Ended December 31, 2003 and 2002
(in thousands)
--------------------------------------------------------------------------------
                                                                        2002
                                                      2003            RESTATED
                                                  ------------      ------------
Cash flows from operations:
Premiums and annuity considerations received      $    25,706       $    31,728
Net investment income received                          5,470             5,806
Other income received                                   4,249             3,240
Death and accident and health benefits paid           (11,782)          (12,418)
Surrender benefits paid                                (3,526)           (3,032)
Other benefits paid                                      (618)           (1,025)
Federal income taxes paid                                 375            (2,583)
Commissions paid                                       (6,645)           (7,243)
General expenses, taxes, licenses and fees            (14,911)          (14,149)
                                                  ------------      ------------
   Net cash from operations                            (1,682)              324
                                                  ------------      ------------
Cash flows from investments:
Proceeds from investments sold or matured              60,103            33,282
Cost of investments acquired                          (68,153)          (37,013)
Net increase in policy loans                             (206)             (318)
                                                  ------------      ------------
   Net cash from investments                           (8,256)           (4,049)
                                                  ------------      ------------
Cash flows from financing and miscellaneous
 sources:
Other sources and applications, net                     6,405               220
                                                  ------------      ------------
   Net cash from financing and miscellaneous
    sources                                             6,405               220
                                                  ------------      ------------
Net decrease in cash and short-term investments        (3,533)           (3,505)

Cash and short-term investments at beginning
 of year                                               17,795            21,300
                                                  ------------      ------------
Cash and short-term investments at end of year    $    14,262       $    17,795
                                                  ------------      ------------

                   The accompanying notes are an integral part
                    of these statutory financial statements

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies

     Organization

     Family Life Insurance Company (the "Company" or "FLIC") is a wholly owned subsidiary of Family Life Corporation ("FLC"). FLC is a wholly owned subsidiary of Financial Industries Corporation ("FIC").

     The Company is engaged in administering existing portfolios of individual and group life insurance policies and annuity products. The Company is also engaged in the business of marketing and underwriting individual life and annuity products. Such products are marketed through a career agent system.

     Summary of Significant Accounting Policies

     Basis of Presentation - Family Life Insurance Company was previously domiciled in the State of Washington. However, effective March 18, 2004, the Company redomesticated to the State of Texas. As a result of the redomestication, the Company subsequently submitted a request and received approval from the State of Texas to prepare the 2003 statutory financial statements on the basis of accounting practices prescribed or permitted by the Texas Department of Insurance ("TDI"). Accordingly, the accompanying 2003 statutory financial statements have been prepared in conformity with accounting practices prescribed or permitted by TDI and the accompanying 2002 statutory financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Washington Department of Insurance ("WDI"). Both the State of Texas and the State of Washington require insurance companies domiciled in their states to prepare their statutory basis financial statements in accordance with the NAIC Accounting Practices and Procedures Manual ("NAIC SAP"), subject to any deviations prescribed or permitted by the applicable states' insurance commissioners.

     These accounting practices differ in certain respects from accounting principles generally accepted in the United States of America ("GAAP"). The more significant differences from GAAP are:

     a) Policy reserves are based on statutory mortality and interest requirements and are calculated without consideration of withdrawals rather than on the basis of mortality, interest and withdrawal assumptions used under GAAP. In addition, statutory reserves include reserves calculated for interest sensitive products, whereas for GAAP, such products are accounted for on a deposit method of accounting.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     b) Costs of writing business, such as commissions and underwriting costs, are expensed in the year incurred. Under GAAP, such costs are deferred and amortized against future earnings.

     c) Certain assets, which are designated as "non-admitted" by the laws and regulations of the State of Texas and the State of Washington, are excluded from the statements of admitted assets, liabilities and capital and surplus and are charged to surplus. These "non-admitted assets," which are primarily comprised of certain deferred tax assets, fixed assets and receivables, totaled approximately $9.4 million and $10.0 million at December 31, 2003 and 2002, respectively.

     d) For statutory accounting purposes, the asset valuation reserve ("AVR"), which makes provision for the risk of asset default, is charged directly to unassigned surplus. Under GAAP, no provisions for default losses are accrued unless considered other than temporary and are charged directly to net income.

     e) Under statutory accounting practices, net capital gains on fixed income securities resulting from interest rate fluctuations, net of applicable income taxes, are recorded as a liability in an interest maintenance reserve ("IMR"). The resulting deferred gain or loss is recognized over the remaining period to maturity. Under GAAP, no such liability is recorded.

     f) Fixed maturities classified as "available for sale" are carried at market value under GAAP and unrealized gains or losses are reflected as a component of accumulated other comprehensive income. These securities are carried at amortized cost under statutory accounting practices, unless other than temporarily impaired. Net unrealized investment gains and losses are not segregated as a component of unassigned surplus.

     g) Policy reserves in the statements of admitted assets, liabilities and capital and surplus are reported net of reinsurance reserve credits. Likewise, premium revenues and policy benefits in the statements of operations are reported net of reinsurance. Under GAAP, reserves and related reinsurance recoverables are presented on a gross basis in the balance sheet; premium revenues and policy benefits are reported net of reinsurance in the income statement.

     h) Premiums received from and benefits paid on universal life and investment-type products are recognized as revenue and expense in the statutory statements of operations. Under GAAP, these types of policies are accounted for using the deposit method of accounting.

     i) The statements of cash flows are shown in the format prescribed by statutory accounting rather than the format prescribed by GAAP.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     j) Deferred premiums are recorded as an asset; GAAP requires such balances to be offset against related policy liabilities.

     k) Investments in common stock of upstream parents are carried at market value reduced by the proportionate share of the Company's statutory capital and surplus to total consolidated GAAP equity of the parent, FIC. Under GAAP, investments in common stocks are carried at market value and investments in upstream parents are eliminated in consolidated GAAP financial statements.

     l) Statutory deferred taxes are provided on temporary differences between the statutory and tax bases of assets and liabilities. Statutory deferred tax assets are limited based on admission tests and allowed deferred income taxes are recorded in unassigned surplus. Under GAAP, deferred tax assets are limited based on realizability and deferred income taxes are recorded in the income statement.

     m) The calculation of the obligation for defined benefit pension plans excludes non-vested employees. Partially vested employees are included only to the extent of their vested amounts. The prepaid asset which results from an excess of the fair value of plan assets over the pension obligation is recorded as a non-admitted asset. Prior to 2003, a change in any additional minimum pension liability was recorded in expense. Beginning in 2003, changes in any additional minimum pension liability are recorded as a component of unassigned surplus. Under GAAP, the pension obligation includes non-vested employees, prepaid pension assets are recognized as assets, and changes in any additional minimum pension liability are recorded in other comprehensive income.

     n) Wholly owned subsidiaries are carried at statutory equity. Under GAAP, wholly owned subsidiaries are consolidated with the accounts of the parent company and intercompany balances are eliminated.

     Investments - Bonds are generally carried at amortized cost using the interest method of amortization. Bonds with an NAIC designation of "6" are carried at lower of cost or market value. Premiums and discounts on mortgage-backed securities are amortized using the retrospective method. Prepayment assumptions used in this method are obtained from an independent analytics service. Market value sources for these securities are obtained from an independent pricing service or securities brokers.

     Common stocks are carried at market value. Investments in common stock of an upstream ultimate parent company, FIC, is determined using the market valuation approach, as reduced for its reciprocal ownership as prescribed by the State of Washington. The State of Texas has also interpreted this accounting method as prescribed. The market valuation method of accounting requires the Company to submit FIC financial information to the NAIC Securities Valuation Office ("SVO") which could result in additional adjustments to the reported value. Because the Company did not submit this information to the SVO in 2003 and 2002, NAIC SAP prescribes the use of the

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     equity method of accounting for this investment. However, the Company has reported its investment in FIC stock using the market valuation method, as previously described. Additionally, the Company has reduced the reported value of this investment in 2003 and 2002 by the proportionate share of the Company's statutory capital and surplus to total consolidated GAAP equity of FIC. At December 31, 2003, and 2002, the otherwise carrying value of the Company's ownership in FIC common stock was reduced for the reciprocal ownership by $2,340,778 and $1,125,134, respectively, resulting in admitted values of $6,610,454 and $8,111,499, respectively. Correspondingly, these adjustments resulted in a reduction of the AVR balance by $486,500 and $225,025, respectively.

     Policy loans are carried at their unpaid balance.

     Although the Company did experience significant turnover in bonds in 2003 partially due to a portfolio restructure associated with a transition to a new investment manager, the Company's general investment philosophy is to hold bonds for long-term investment. However, in response to changing market conditions, liquidity requirements, interest rate movements and other investment factors, bonds may be sold prior to their maturity. Realized gains and losses on the disposal of investments, net of taxes and of amounts deferred as part of the IMR, are recognized in net income. The cost of investments sold is determined on the specific identification basis, except for stocks, for which the first-in, first-out method is employed. Unrealized gains and losses are charged to unassigned surplus.

     The cost basis of bonds and common stocks are adjusted for impairments, which are declines in value below cost that are considered other than temporary. When impairment of the value of an investment is considered other than temporary, the decrease in value is reported in net income as a realized investment loss and a new cost basis is established. In evaluating whether a decline in value is other than temporary, management considers several factors including, but not limited to, the following: (1) whether the decline is substantial; (2) the duration of the decline; (3) the reasons for the decline in value (credit event, interest-related or market fluctuation); (4) the Company's ability and intent to hold the investments for a period of time to allow for a recovery of value; and (5) the financial condition and near-term prospects of the issuer.

     Cash and Short-Term Investments - Cash is composed of deposits with financial institutions and investments with original maturities of three months or less. Short-term investments include investments with original maturities of one year or less and are carried at amortized cost.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     Aggregate Reserves for Life Policies and Contracts - Policy reserves on individual life products use generally accepted actuarial methods and may not be less than the minimum reserve calculated using the prescribed statutory mortality tables, valuation interest rates and reserve methods. In no case will the reserve be less than the guaranteed policy cash value. Reserves for accumulation type annuities use the Commissioners' Annuity Reserve Valuation Method (CARVM) and maximum allowable valuation interest rates and in no case is the reserve less than the guaranteed annuity cash value. Payout annuities use generally accepted actuarial methods to calculate the present value of benefits using assumptions that in no way produce a lower reserve had the company used the mortality and interest prescribed by the state of domicile.

     Policy and Contract Claims - Policy and contract claims are estimates of payments made on life and accident and health insurance claims for reported losses and estimates of losses incurred but not reported. Claim liabilities are based primarily upon past experience and may be more or less than the amounts ultimately paid when the claims are settled. Changes in estimated liability are charged or credited to income as the estimates are revised.

     Premium Recognition - Universal life and annuity insurance premiums are recognized as earned when collected. Traditional life premiums, after adjustment for deferred and uncollected premiums, are recognized as earned on the policy anniversary date.

     Reinsurance - Reinsurance premiums, commissions, loss and expense reimbursements and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

     Use of Estimates - The preparation of these statutory financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

     Accounting Practices that Differ from NAIC SAP - The Washington Department of Insurance has taken a position with respect to the reserve methodology for flexible premium universal life insurance policies, which differs from that prescribed in NAIC SAP. Upon redomestication to the State of Texas, the Company requested and received approval from the TDI, effective for 2004 reporting, that policy reserves for flexible premium universal life insurance policies be reported in accordance with NAIC SAP. The Company's accounting practice for 2003, as permitted by the TDI, is in accordance with the position prescribed by the State of Washington.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     As previously described, the Company is also reporting its investment in FIC common stock under a prescribed practice pursuant to the State of Washington. The State of Texas has also interpreted this accounting method as prescribed. A reconciliation of the Company's capital and surplus at December 31, 2003 and 2002 between NAIC SAP and practices prescribed and permitted by the States of Texas and Washington is shown below (in thousands):

                                                                       2002
                                                     2003            RESTATED
                                                -------------      -------------
     Capital and surplus as presented in
      accompanying financial statements         $   25,373         $   24,083

     State prescribed practices:
     Aggregate reserves for life and accident
      and health policies and contracts                  -              3,777
     Investment in FIC common stock                 (5,933)            (6,490)

     State permitted practices:
     Aggregate reserves for life and accident
      and health policies and contracts              2,872                  -
                                                -------------      -------------
     Capital and surplus per NAIC SAP           $   22,312         $   21,370
                                                -------------      -------------

     Reconciliation to 2003 and 2002 Annual Statements and Restatement of December 31, 2002 Financial Statements - During 2003, the Company identified certain intercompany receivable and payable balances with the Company's parent and affiliates which were not properly reconciled. The Company extended its investigation to determine the years affected and expanded the scope of its review to include virtually all other assets and liabilities. As a result of this review, adjustments that affected the statutory financial statements as of and for the years ended December 31, 2003 and 2002 and for the years ended prior to January 1, 2002 were identified. Moreover, certain changes were required upon redomestication to Texas and the desire to report under Texas SAP for the year ended December 31, 2003.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     Adjustments were made to the amounts reported in the Annual Statement as of and for the year ended December 31, 2003, for the following items:

     1. As described in Note 1, Investments, the Company has recorded limitation adjustments to the carrying value of its investment in FIC common stock at December 31, 2003, with corresponding reductions in the AVR charge. For 2003 Annual Statement reporting purposes, these limitation adjustments were calculated using total consolidated GAAP equity of FIC as of September 30, 2003. These limitation adjustments were subsequently revised using estimated total consolidated GAAP equity of FIC as of December 31, 2003. The change in this calculation reduced the carrying value of the Company's investment in FIC common stock by $882,820 as of December 31, 2003. This adjustment also affected the Company's final calculation of its asset valuation reserve, reducing the December 31, 2003, balance by $296,966.

     2. As part of the review of its bank account and suspense account reconciliations, the Company identified a $112,253 reconciling item which had not been properly recorded as of December 31, 2003. This item was corrected as an adjustment to increase both cash and other liabilities by $112,253 at December 31, 2003, in the accompanying audited financial statements.

     3. The Company did not properly apply the accounting requirements of SSAP No. 35, "Guaranty Fund and Other Assessments" (SSAP 35). The Company had recorded certain assets without an appropriate consideration of recoverability based on future premiums from in-force policies. In the accompanying audited financial statements, the Company recorded an adjustment in the income statement in 2003 and 2002 and an adjustment to unassigned surplus as of January 1, 2002, for this correction. The adjustment resulted in a reduction to other assets totaling $436,509 as of December 31, 2003.

     4. The Company had not accrued the liability for a settlement which requires payment of a monthly life annuity. In the accompanying audited financial statements, the Company recorded an adjustment in the income statement in 2003 and 2002 and an adjustment to unassigned surplus as of January 1, 2002, for this correction. The adjustment resulted in an increase to accrued expenses and other liabilities totaling $228,542 to properly reflect the settlement liability as of December 31, 2003.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     5. As a result of the review of its aggregate reserves for life policies, the Company identified incomplete and incorrect policy reserves for certain types of insurance coverages. The primary issue related to certain term insurance policies with return of premium riders that had transitioned into extended term insurance coverage under non-forfeiture provisions. In the accompanying audited financial statements, the Company recorded an adjustment in the income statement in 2003 and 2002 and an adjustment to unassigned surplus as of January 1, 2002, for this correction. The adjustments to correctly increase aggregate reserves for these policies and several other smaller policy reserving issues totaled $1,407,058 at December 31, 2003.

     6. The Company's review of its reconciliation of intercompany receivable and payable balances reflected out-of-balance conditions requiring adjustment. In the accompanying audited financial statements, the Company recorded an adjustment in the income statement in 2003 and 2002 and an adjustment to unassigned surplus as of January 1, 2002, for this correction. The adjustment to properly reflect the Company's intercompany activity resulted in an increase to payable to affiliates totaling $69,321 at December 31, 2003.

     7. As a result of the Company's extended investigation and review of its assets and liabilities as previously described, certain additional miscellaneous adjustments were identified and recorded in the accompanying audited financial statements which have not been specifically described above. These additional adjustments resulted in a net decrease to assets totaling $208,786 and a net decrease to liabilities totaling $91,556 as of December 31, 2003.

     8. The current and deferred Federal income tax provision was recalculated to take into account the impact of the above items and reflect the amount of taxes payable to the Internal Revenue Service for the tax year. Adjustments were recorded to both the income statements and unassigned surplus to record the impact of these items. Additionally, the Company did not properly apply the accounting requirements of SSAP No. 10, "Income Taxes" to determine the appropriate admitted deferred tax assets. The Company recorded admitted deferred tax assets on certain tax assets without calculating the reversal periods of these assets as required by SSAP No. 10. An adjustment was recorded to unassigned surplus to record the impact of this calculation. This test was also recalculated to take into account the impact of the other items described above. The net effect of these tax adjustments resulted in an increase to Federal income tax receivable and net deferred tax assets totaling $1,820,518 at December 31, 2003.

     9. The balance sheet as of December 31, 2003, was adjusted for the cumulative impact of the restatement adjustments to the financial statements for 2002 and for the years ended prior to January 1, 2002, described below.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     The audited statutory financial statements as of and for the year ended December 31, 2002, were restated for the following items. Adjustments related to periods prior to January 1, 2002, have been reflected as a prior period adjustment to unassigned surplus as of January 1, 2002.

     1. As part of the review of its bank account and suspense account reconciliations, the Company identified a $148,965 reconciling item which had not been properly recorded as of December 31, 2002. This item was corrected as an adjustment to increase both cash and other liabilities by $148,965 at December 31, 2002, in the accompanying audited financial statements.

     2. The Company did not properly apply the accounting requirements of SSAP No. 35, "Guaranty Fund and Other Assessments" (SSAP 35). The Company had recorded certain assets without an appropriate consideration of recoverability based on future premiums from in-force policies. The adjustment resulted in a reduction to other assets totaling $439,368 as of December 31, 2002.

     3. The Company had not accrued the liability for a settlement which requires payment of a monthly life annuity. The adjustment resulted in an increase to accrued expenses and other liabilities totaling $233,820 to properly reflect the settlement liability as of December 31, 2002.

     4. As a result of the review of its aggregate reserves for life policies, the Company identified incomplete and incorrect policy reserves for certain types of insurance coverages. The primary issue related to certain term insurance policies with return of premium riders that had transitioned into extended term insurance coverage under non-forfeiture provisions. The adjustments to correctly increase aggregate reserves for these policies and several other smaller policy reserving issues totaled $1,464,150 at December 31, 2002.

     5. The Company's review of its reconciliation of intercompany receivable and payable balances reflected out-of-balance conditions requiring adjustment. The adjustment to properly reflect the Company's intercompany activity resulted in an increase to payable to affiliates totaling $36,126 at December 31, 2002.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     6. As a result of the Company's extended investigation and review of its assets and liabilities as previously described, certain additional miscellaneous adjustments were identified and recorded in the accompanying audited financial statements which have not been specifically described above. These additional adjustments resulted in a net decrease to liabilities totaling $109,952 as of December 31, 2002.

     7. The current and deferred Federal income tax provision was recalculated to take into account the impact of the above items and reflect the amount of taxes payable to the Internal Revenue Service for the tax year. In addition, the Company determined that it misapplied the tax guidance with respect to agent balance write-offs and has adjusted its current and deferred income tax calculations accordingly. Adjustments were recorded to both the income statement and unassigned surplus to record the impact of these items. Additionally, the Company did not properly apply the accounting requirements of SSAP No. 10, "Income Taxes" to determine the appropriate admitted deferred tax assets. The Company recorded admitted deferred tax assets on certain tax assets without calculating the reversal periods of these assets as required by SSAP No. 10. An adjustment was recorded to unassigned surplus to record the impact of this calculation. This test was also recalculated to take into account the impact of the other items described above. The net effect of these tax adjustments resulted in an increase to Federal income tax receivable and net deferred tax assets totaling $2,510,240 at December 31, 2002.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

The impact of the above adjustments on net income, surplus, total assets, and total liabilities and on individual financial statement items was as follows for each year presented:

2003
--------------------------------------------------------------------------------
                                                As Reported           As          Adjustments
                                                In the Annual      Reported        Increase
                                                  Statement         Herein        (Decrease)
                                                -------------    ------------    ------------
Statutory statement of admitted assets,
 liabilities and capital and surplus:
  Common stock                                  $    7,493       $    6,610      $     (883)
  Policy loans                                       4,418            4,439              21
  Cash and short-term investments                   14,150           14,262             112
  Other assets                                         981              316            (665)
  Federal income tax receivable/net
   deferred tax assets                               3,692            5,512           1,820
                                                                                 ----------
  Total admitted assets                         $  127,458       $  127,863      $      405
                                                                                 ----------

  Aggregate reserves for life and accident
   and health policies and contracts            $   84,494       $   85,901      $    1,407
  Policy and contract claims                         4,482            4,499              17
  Accrued expenses and other liabilities             2,637            2,859             222
  Minimum pension liability                          1,754            1,763               9
  Payable to affiliates                              6,071            6,141              70
  Asset valuation reserve                            1,131              834            (297)
                                                                                 ----------
  Total liabilities                                101,062          102,490           1,428
  Unassigned surplus                                 3,204            2,181          (1,023)
                                                                                 ----------
  Total capital and surplus                         26,396           25,373          (1,023)
                                                                                 ----------
  Total liabilities, capital and surplus        $  127,458       $  127,863      $      405
                                                                                 ----------

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

2003
--------------------------------------------------------------------------------
                                                As Reported           As          Adjustments
                                                In the Annual      Reported        Increase
                                                  Statement         Herein        (Decrease)
                                                -------------    ------------    ------------


Statutory statement of operations:
  Net investment income                         $    5,423       $    5,398      $      (25)
                                                                                 -----------
  Total revenues                                    33,960           33,935             (25)
                                                                                 -----------
  Policyholder claims and benefits                   9,778            9,730             (48)
  Commissions                                        6,702            6,718              16
  Other operating expenses                          14,723           15,064             341
                                                                                 ----------
  Total benefits, losses and expenses               31,203           31,512             309
                                                                                 ----------
  Operating gain before federal income tax
   provision and net realized capital gains          2,757            2,423            (334)
  Federal income taxes                                  23              133             110
                                                                                 ----------
  Net gain from operations                           2,734            2,290            (444)
  Realized capital gains (losses), net of
   federal income tax and excluding amounts
   transferred to IMR                                  (11)               2              13
                                                                                 -----------
  Net income                                    $    2,723       $    2,292      $     (431)
                                                                                 -----------
Statutory statement of changes in capital and
 surplus:
  Capital and surplus December 31, prior year   $   23,636       $   24,083      $      447
  Net income                                         2,723            2,292            (431)
  Change in net unrealized capital gains
   (losses)                                           (402)            (991)           (589)
  Change in net deferred income tax                 (1,209)            (823)            386
  Change in non-admitted assets                      1,712              588          (1,124)
  Change in AVR                                        582              879             297
  Change in pension liability                         (646)            (655)             (9)

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

2002
--------------------------------------------------------------------------------
                                                As Previously
                                                 Reported in
                                                   Audited            As         Adjustments
                                                  Financial        Reported        Increase
                                                  Statements        Herein        (Decrease)
                                                -------------    ------------    ------------
Statutory statement of admitted assets,
 liabilities and capital and surplus:
  Cash and short-term investments               $   17,645       $   17,795      $      150
  Other assets                                       1,288              847            (441)
  Federal income tax receivable                      4,270            6,781           2,511
                                                                                 -----------
  Total admitted assets                         $  125,083       $  127,303      $    2,220
                                                                                 -----------
  Aggregate reserves for life and accident
   and health policies and contracts            $   90,633       $   92,097      $    1,464
  Payable to affiliates                              1,179            1,215              36
  Accrued expenses and other liabilities             2,026            2,299             273
                                                                                 ----------
  Total liabilities                                101,447          103,220           1,773

  Unassigned surplus                                   444              891             447
                                                                                 ----------
  Total capital and surplus                         23,636           24,083             447
                                                                                 ----------
  Total liabilities, capital and surplus        $  125,083       $  127,303      $    2,220
                                                                                 ----------
Statutory statement of operations:
  Policyholder claims and benefits              $   13,069       $   13,036      $      (33)
  Commissions                                        7,243            7,256              13
  Other operating expenses                          13,668           13,345            (323)
                                                                                 -----------
  Total benefits, losses and expenses               33,980           33,637            (343)

  Operating gain before federal income
   tax provision and net realized capital
   gains                                             4,024            4,367             343

  Federal income tax provision                         767              288            (479)
                                                                                 -----------

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------


2002
--------------------------------------------------------------------------------
                                                As Previously
                                                 Reported in
                                                   Audited            As         Adjustments
                                                  Financial        Reported        Increase
                                                  Statements        Herein        (Decrease)
                                                -------------    ------------    ------------



  Net income                                   $     3,257       $    4,079      $      822
                                                                                 -----------

Statutory statement of changes in capital and
 surplus:
  Capital and surplus as of December 31, 2001   $   23,172       $   22,678      $     (494)
  Net income                                         3,257            4,079             822
  Change in net unrealized capital losses              176              179               3
  Change in non-admitted assets                     (1,255)            (660)            595
  Change in net deferred income tax                     37             (442)           (479)

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

In addition to the restatement items described previously for 2002 on page 11, the following adjustments have been made to the amounts reported in the Annual Statement as of and for the year ended December 31, 2002:

1. The Company did not properly apply the accounting requirements of SSAP No. 8, "Pensions" (SSAP 8) in accounting for its defined benefit pension plan. The Company had accounted for its pension expense on a cash basis. As a result, the Company had not properly recognized pension expense, prepaid pension assets, or additional minimum pension liabilities during 2002. Adjustments to establish a prepaid pension asset and non-admit that asset as required by SSAP 8 were recorded in these audited financial statements. Changes in the additional minimum pension liability during 2002 were also recorded in income in these audited financial statements.

2. Agency advances and other receivables had not been analyzed for collectibility and contained balances pertaining to agents that should have been written off. The Company recorded an adjustment to write off these balances in the income statement in the 2002 Annual Statement; an adjustment to write off uncollectible amounts at January 1, 2001 has been reflected as an adjustment to unassigned surplus and a change in non-admitted assets as of January 1, 2001, and subsequent changes in the amount written off reflected in changes in non-admitted assets in these audited financial statements.

3. Depreciation on certain property and equipment had not been recorded since purchase. The Company recorded an adjustment to record this depreciation in the income statement in the 2002 Annual Statement; the adjustment has been reflected as an adjustment to unassigned surplus and a change in non-admitted assets as of January 1, 2001 in these audited financial statements.

4. Certain lease incentives had been recognized in income as received in 1997 instead of being deferred and recognized over the lease period. Further, certain other lease termination benefits had been deferred instead of being recognized in income in the period the lease was terminated. The Company recorded an adjustment in the income statement related to these leases in the 2002 Annual Statement; adjustments related to these leases have been reflected as an adjustment to unassigned surplus as of January 1, 2001 in these audited financial statements.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

5. Federal income tax amounts were adjusted to reflect the impact of the above items.

6. The balance sheet as of December 31, 2002 was adjusted for the cumulative impact of the restatement adjustments to the financial statements for the years ended prior to January 1, 2002.

The impact of the above adjustments on net income, surplus, total assets, and total liabilities and on individual financial statement items was as follows for 2002:

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

2002
--------------------------------------------------------------------------------
                                                     As
                                                  Reported
                                                   In the             As         Adjustments
                                                   Annual          Reported        Increase
                                                 Statement          Herein        (Decrease)
                                                -------------    ------------    ------------
Statutory statement of admitted assets,
 liabilities and capital and surplus:
  Cash and short-term investments               $   17,645       $   17,795      $      150
  Other assets                                       1,288              847            (441)
  Federal income tax receivable                      4,308            6,781           2,473
                                                                                 -----------
  Total admitted assets                         $  125,121       $  127,303      $    2,182
                                                                                 -----------
  Aggregate reserves for life and accident
   and health policies and contracts            $   90,633       $   92,097      $    1,464
  Payable to affiliates                              1,180            1,215              35
  Minimum pension liability                              -            1,108           1,108
  Accrued expenses and other liabilities             2,133            2,299             166
                                                                                 ----------
  Total liabilities                                100,447          103,220           2,773

  Unassigned surplus                                 1,482              891            (591)
                                                                                 ----------
  Total capital and surplus                         24,674           24,083            (591)
                                                                                 ----------
  Total liabilities, capital and surplus        $  125,121       $  127,303      $    2,182
                                                                                 ----------
Statutory statement of operations:
  Policyholder claims and benefits              $   13,069       $   13,036      $      (33)
  Commissions                                        7,243            7,256              13
  Other operating expenses                          16,794           13,345          (3,449)
                                                                                 -----------
  Total benefits, losses and expenses               37,106           33,637          (3,469)

  Operating gain before federal income
   tax provision and net realized capital
   gains                                               898            4,367           3,469

  Federal income tax provision                         767              288            (479)
                                                                                 -----------
  Net income                                    $      131       $    4,079      $    3,948
                                                                                 -----------

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

2002
--------------------------------------------------------------------------------
                                                     As
                                                  Reported
                                                   In the             As         Adjustments
                                                   Annual          Reported        Increase
                                                  Statement         Herein        (Decrease)
                                                -------------    ------------    ------------
Statutory statement of changes in capital and
 surplus:
  Capital and surplus as of December 31, 2001   $   23,520       $   22,678      $     (842)
  Net income                                           131            4,079           3,948
  Change in net unrealized capital losses              176              179               3
  Change in non-admitted assets                      2,808             (660)         (3,468)
  Change in net deferred income tax                   (210)            (442)           (232)

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

2.   Investments

     The carrying value and market value of investments in bonds by category at December 31, 2003 are as follows (in thousands):

                                                        Gross         Gross
                                         Carrying     Unrealized    Unrealized      Market
                                           Value        Gains         Losses        Value
                                        ----------    ----------    ----------    ----------
U.S. Treasury securities and
 obligations of U.S. government
 agencies and corporations              $    9,630    $      708    $       -     $  10,338
Obligations of states and political
 subdivisions                                1,311             -         (102)        1,209
Industrial and miscellaneous                25,620         1,130          (73)       26,677
Public utilities                             1,491            48            -         1,539
Mortgage-backed securities                  46,917           260       (1,420)       45,757
                                        ----------    -----------   ----------    ----------
  Total bonds                           $   84,969    $    2,146    $  (1,595)    $  85,520
                                        ----------    -----------   -----------   ----------

     The cost and market value of investments in common stocks by category at December 31, 2003 are as follows (in thousands):

                                                        Gross         Gross
                                                      Unrealized    Unrealized      Market
                                           Cost         Gains         Losses        Value
                                        ----------    ----------    ----------    ----------
Parent and affiliates                   $    6,493    $     117    $        -     $  6,610


                                     - 24 -




FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     The carrying value and market value of investments in bonds by category at December 31, 2002 are as follows (in thousands):

                                                        Gross         Gross
                                         Carrying     Unrealized    Unrealized      Market
                                           Value        Gains         Losses        Value
                                        ----------    ----------    ----------    ----------
U.S. Treasury securities and
 obligations of U.S. government
 agencies and corporations              $    8,357    $      132    $    (219)    $   8,270
Obligations of states and political
 subdivisions                                1,985            65            -         2,050
Industrial and miscellaneous                38,287         1,412         (140)       39,559
Public utilities                             1,503            55          (94)        1,464
Mortgage-backed securities                  26,874           974          (16)       27,832
                                        ----------    -----------   ----------    ----------
  Total bonds                           $   77,006    $    2,638    $    (469)    $  79,175
                                        ----------    -----------   -----------   ----------

     The cost and market value of investments in common stocks by category at December 31, 2002 are as follows (in thousands):

                                                        Gross         Gross
                                                      Unrealized    Unrealized      Market
                                           Cost         Gains         Losses        Value
                                        ----------    ----------    ----------    ----------
Parent and affiliates                   $    6,493    $   1,619     $       -     $  8,112

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     Other than temporary impairments - The Company identified six bonds during the year ended December 31, 2003, that were considered to be impaired and reduced their carrying values by a total of $699,000, which reductions were reflected as realized capital losses in the accompanying statement of operations. The Company identified no bonds during the year ended December 31, 2002, which were considered to be impaired.

     For bonds that have unrealized losses at December 31, 2003, the fair value, gross unrealized losses, and length of time that individual securities have been in a continuous unrealized loss position are as follows:

                                      Less than 12 months        12 months or more                 Total
                                    -----------------------   ------------------------   ------------------------
                                       Fair     Unrealized       Fair      Unrealized      Fair        Unrealized
                                       Value      Losses         Value       Losses        Value         Losses
                                    ----------  -----------   -----------  -----------   -----------  -----------
                                                                   (In thousands)
     States, municipalities, and
      political subdivisions        $    1,208  $      102    $        -   $        -    $    1,208   $      102
     Corporate                           6,858          73             -            -         6,858           73
     Mortgage-backed                    31,131       1,316         5,839          104        36,970        1,420
                                    ----------  -----------   -----------  -----------   -----------  -----------
     Bonds                          $   39,197  $    1,491    $    5,839   $      104    $   45,036   $    1,595
                                    ----------  ------------  -----------  -----------   -----------  -----------

     As of December 31, 2003, the Company held $45 million in bonds with unrealized losses of $1.6 million caused primarily by increases in interest rates.

     The Company held one investment in a bond issued by a political subdivision with an unrealized loss of 8% of carrying value. The Company held eight investments in debt securities issued by corporations with unrealized losses averaging 1% of carrying value. Each of these investments had an investment-grade rating by a rating agency. The Company held 22 investments in mortgage-backed securities with unrealized losses averaging 4% of carried value.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------
     Because of the high rating of these investments and the Company's ability and intent to hold the bonds until recovery of fair value, which may be maturity or earlier if called, the Company does not consider these unrealized losses to be other than temporary.

     An analysis of the Company's net investment income for the years ended December 31, 2003 and 2002 is as follows (in thousands):

                                                    2003            2002
                                                 -----------    -----------
     Bonds                                       $    4,945     $    4,826
     Short-term investments                             114            361
     Policy loans                                       348            324
     Amortization of IMR                                 15             30
     Dividends on common stock of affiliate              33            149
     Other                                                -             (1)
                                                 -----------    -----------
     Gross investment income                          5,455          5,689
     Less investment expenses                           (57)           (10)
                                                 -----------    -----------
     Net investment income                       $    5,398     $    5,679
                                                 -----------    -----------

     Proceeds from sales and maturities of bonds were approximately  $60,103,000
     and   $33,282,000   for  the  years  ended  December  31,  2003  and  2002,
     respectively.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     Realized capital gains (losses) for the years ended December 31, 2003 and 2002 are as follows (in thousands):

                                                    2003            2002
                                                 -----------    -----------
     Net gains (losses) on sales of bonds        $      642     $       67
     Impairment losses on bonds                        (699)             -
     Less amounts deferred as IMR                        40            (44)
                                                 -----------    -----------
                                                        (17)            23
     Income tax provision (benefit)                     (19)            23
                                                 -----------    -----------
     Net realized capital gains (losses)         $        2     $        -
                                                 -----------    -----------

     The carrying value and market value of bonds at December 31, 2003, are shown below by contractual maturity (in thousands). Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                  Carrying         Market
                                                    Value           Value
                                                 -----------    -----------
     Due in one year or less                     $       51     $       54
     Due after one year through five years            9,964         10,769
     Due after five years through ten years          21,972         22,976
     Due after ten years                              6,065          5,964
                                                 -----------    -----------
                                                     38,052         39,763
     Mortgage-backed securities                      46,917         45,757
                                                 -----------    -----------
       Total Bonds                               $   84,969     $   85,520
                                                 -----------    -----------

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

3.   Reinsurance

     The Company reinsures portions of certain policies it writes, thereby providing greater diversification of risk and minimizing exposure on larger policies. The Company's retention on any one individual policy ranges from $0 to $200,000, depending on the risk.

     In 1995, the Company entered into a reinsurance agreement with Investors Life Insurance Company of North America ("Investors-NA"), an affiliate of the Company, pertaining to universal life insurance written by FLIC. The reinsurance agreement is on a co-insurance basis and applies to all covered business with effective dates on and after January 1, 1995. The agreement only applies to that portion of the face amount that is less than $200,000. Face amounts of $200,000 or more are reinsured by a third party.

     In 1996, the Company entered into an agreement with Investors-NA pertaining to annuity contracts written by FLIC. The contract applies to all contracts written on or after January 1, 1996.

     In December 1997, the Company entered into a reinsurance treaty under which a third party reinsurer assumed the direct obligations of the Company under accident and health insurance policies.

     Future policy benefits and policy claims and benefits payable are reported in the accompanying statutory financial statements net of such reinsurance ceded. The amounts deducted in the accompanying financial statements for reinsurance ceded are as follows (in thousands):

                                                    2003            2002
                                                 -----------    -----------
     Aggregate reserve for life
      policies, contracts and
      accident and health policies:
       Affiliate - Investors-NA                  $    22,099    $   19,816
       Non-affiliates                                  1,733         1,266
     Other policy claims and benefits payable             17            23

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     Estimated amounts recoverable from reinsurers on paid claims were $145,141 and $0 at December 31, 2003 and 2002, respectively. These recoverable amounts include $60,000 and $0 at December 31, 2003 and 2002, respectively, from Investors-NA. Total premiums ceded during 2003 and 2002 were $8,007,221 and $7,371,866, respectively. These premiums include $5,979,118 and $5,907,764 during 2003 and 2002, respectively, ceded to Investors-NA.

     The Company remains liable for all reinsured life insurance business to the extent the reinsurance companies are unable to meet their obligations under these agreements.

4.   Premiums Deferred and Uncollected

     Deferred and uncollected life insurance premiums and annuity considerations as of December 31, 2003, are as follows (in thousands):

                                   Gross         Loading          Net
                                -----------    -----------    -----------
    Ordinary - first year       $    1,846     $      620     $    1,226
    Ordinary - renewal              11,289          1,784          9,505
                                -----------    -----------    -----------
                                $   13,135     $    2,404     $   10,731
                                -----------    -----------    -----------

     Deferred and uncollected life insurance premiums and annuity considerations as of December 31, 2002 are as follows (in thousands):


                                   Gross         Loading          Net
                                -----------    -----------    -----------
    Ordinary - first year       $    2,249     $      754     $    1,495
    Ordinary - renewal              12,208          2,167         10,041
                                -----------    -----------    -----------
                                $   14,457     $    2,921     $   11,536
                                -----------    -----------    -----------

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

5.   Federal Income Taxes

     Statement of Statutory Accounting Principles ("SSAP") No. 10 establishes statutory accounting principles for current and deferred federal and foreign income taxes and current state income taxes. SSAP No. 10 mandates the asset and liability method for computing deferred income taxes. Under this method, balance sheet amounts for deferred income taxes are computed based on the tax effect of the differences between the financial reporting and federal income tax basis of assets and liabilities using the tax rates that are expected to be in effect when the differences are anticipated to reverse. SSAP No. 10 also establishes the test for admission of deferred income tax assets.

     The components of the net deferred tax asset at December 31, 2003 and 2002 are as follows (in thousands):

                                                          2002         Change
                                            2003        RESTATED      RESTATED
                                        -----------   -----------   -----------
     Deferred tax assets:
      Deferred acquisition costs        $    2,668    $    2,867    $     (199)
      Agents balances                          856         1,066          (210)
      Reserves                               6,862         7,646          (784)
      Section 807 (f) reserve
       adjustments                             619           737          (118)
      Pension liability                        600           377           223
      Other                                    333           387           (54)
                                        -----------   -----------   ------------
      Gross deferred tax asset          $   11,938    $   13,080    $   (1,142)
                                        -----------   -----------   ------------

     Deferred tax liabilities:
      Bonds                             $       49    $       85    $      (36)
      Unrealized gains/(losses)                 40           550          (510)
      Life premiums deferred and
       uncollected                           3,648         3,922          (274)
      Other                                      -             9            (9)
                                        -----------   -----------   ------------
      Total deferred tax liabilities    $    3,737    $    4,566    $     (829)
                                        -----------   -----------   ------------
      Non-admitted deferred tax asset   $    5,530    $    5,063    $      467
                                        -----------   -----------   ------------
      Net deferred tax asset            $    2,671    $    3,451    $     (780)
                                        -----------   -----------   ------------

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

                                                          2002         Change
                                            2003        RESTATED      RESTATED
                                        -----------   -----------   -----------
      Change in net deferred tax
        asset (exclusive of non-admitted
        deferred tax asset)                                         $      (313)
                                                                    ------------
      Tax effect of unrealized gains (losses)                       $      (510)
                                                                    ------------
      Change in net deferred income tax                             $      (823)
                                                                    ------------

     Total statutory income taxes for December 31, 2003 and 2002 consist of the following significant components (in thousands, except percentages):

                                                                                        2002
                                                           2003          2002         Effective
                                            2003        Effective       Amount        Tax Rate
                                           Amount       Tax Rate       RESTATED       RESTATED
                                        -----------    -----------    -----------    -----------
     Tax on statutory income at
      statutory tax rate                $    824         34.0%        $ 1,485           34.0%
     Tax on statutory capital
      gains/losses                           (19)        -0.8%             23            0.5%
     Statutory reserve adjustment              -          0.0%           (585)         -13.4%
     Change in pension liability            (223)        -9.2%              -            0.0%
     Change in non-admitted assets           359         14.9%            (94)          -2.1%
     Other                                    (4)        -0.2%            (76)          -1.7%
                                        -----------    ----------     ----------     -----------
     Total                              $    937         38.7%        $   753           17.3%
                                        -----------    ----------     ----------     -----------

     Federal income taxes incurred -
      operations                        $    133                      $   288
     Federal income taxes incurred -
      capital gains                          (19)                          23
     Change in net deferred income taxes     823                          442
                                        -----------                   ----------
     Total statutory income taxes       $    937                      $   753
                                        -----------                   ----------

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     Current income taxes incurred available for recoupment for the years 2003, 2002, and 2001 are $113,611, $311,828, and $1,378,151, respectively.

     The Company's federal income tax return is consolidated with the return of FIC.

     The tax allocation between the companies is subject to a tax allocation agreement. For each calendar year, the consolidated tax liability is apportioned to the Company and FIC based on the relative federal income tax liability that would have been created by each company, as if each such company had computed its federal income tax liability on a separate company basis. In the event that the separate company calculation described above results in a net operating loss with respect to either company, the benefit that such loss contributes to the consolidated federal income tax return is allocated separately to the company that generated such loss on a separate return basis. Intercompany tax balances are settled on an annual basis.

6.   Life and Annuity Reserves

     The Company waives deduction of deferred fractional premiums upon death of an insured. The Company does not return any portion of the final premiums for the period beyond the date of death. Surrender values are not guaranteed in excess of the legally computed reserves.

     Traditional policies issued on a substandard basis are charged an extra premium, in addition to the standard gross premium. Additional reserves for substandard mortality is equal to one-half of the annual extra premium. Universal life policies issued on a substandard basis are charged an appropriate multiple of the standard cost of insurance scale. Additional reserves for substandard mortality is the unearned portion of the additional cost of insurance charge.

     The volume of insurance in which gross premiums are less than net premiums according to the standard valuation required by the state was $137,413,984 and $135,531,484 as of December 31, 2003 and 2002, respectively. Reserves to cover the above insurance totaled $1,729,059 and $2,072,945 at December 31, 2003 and 2002, respectively.

     Tabular interest, tabular less actual reserves released, and tabular cost are determined by formula pursuant to NAIC guidance.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     For the year ended December 31, 2002, the Company recorded a direct reduction to unassigned surplus totaling $1,721,000 for a change in reserve valuation basis. The adjustment was due to a change in the computation of deficiency reserves.

     The withdrawal characteristics of the Company's annuity actuarial reserves and deposit liabilities at December 31, 2003 and 2002 are as follows (in thousands, except percentages):

                                                           2003                         2002
                                                --------------------------    --------------------------
                                                                  % of                          % of
                                                  Amount          Total         Amount          Total
                                                -----------    -----------    -----------    -----------

     Subject to discretionary withdrawal
      - with adjustment, at book value less
      surrender charge:
        Surrender charge of 5% or more          $    7,115        44.0%       $    6,625        43.1%
        Surrender charge of less than 5%             8,282        51.2%            7,984        52.0%
     Not subject to discretionary withdrawal           768         4.8%              754         4.9%
                                                -----------   -----------     -----------    -----------
       Total annuity actuarial reserves and
       deposit fund liabilities                     16,165       100.0%           15,363       100.0%
                                                              -----------                    -----------
     Reinsurance ceded                             (13,092)                      (12,038)
                                                -----------                   -----------
       Total annuity actuarial reserves and
        deposit fund liabilities, net           $    3,073                    $    3,325
                                                -----------                   -----------

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

7.   Capital and Surplus

     There were 202,564 shares of cumulative, redeemable preferred stock issued and outstanding as of December 31, 2003 and 2002. The preferred shares have a par value of $75 per share and a dividend rate of 12.5%, payable in cash, provided there is available earned surplus. The preferred shares are redeemable at the rate of $75 per share, plus accrued and unpaid dividends at the date of redemption. Upon liquidation of the Company, the preferred stock carries a liquidation value of $75 per share plus accrued and unpaid dividends. Preferred stock has preference over the outstanding common stock of the Company. The Company is restricted from payment or declaration of dividends on common stock unless current and accumulated dividends on the preferred stock have been paid or all shares of preferred stock are redeemed.

     Under current Texas law, any proposed payment of an "extraordinary dividend" requires a 30-day prior notice to the Texas Insurance Commissioner, during which period the Commissioner can approve the dividend, disapprove the dividend, or fail to comment on the notice, in which case the dividend is deemed approved at the end of the 30-day period. An "extraordinary dividend" is a distribution which, together with dividends or distributions paid during the preceding twelve months, exceeds the greater of (i) 10% of statutory surplus as of the preceding December 31st or (ii) the statutory net gain from operations for the preceding calendar year. Payment of a regular dividend requires that the insurer's earned surplus after dividends or distributions must be reasonable in relation to the insurer's outstanding liabilities and adequate to its financial needs. Family Life did not make any dividend payments to its parent company in 2004, 2003, or 2002.

     Under current Texas law, a domestic life insurance company is required to maintain at least $700,000 of capital and at least $700,000 of surplus in order to conduct business. The NAIC requires that companies maintain certain amounts of capital and surplus based on an insurer's investment and insurance risk. The ability of the Company to pay dividends could be further limited by these requirements.

     The Company is required to comply with the NAIC's Risk-Based Capital ("RBC") requirements. Under the RBC standards, risks specific to the Company in such areas as asset risk, insurance risk, interest rate risk, and business risk are evaluated and compared to the Company's capital and surplus to determine solvency margins. The Company's RBC solvency margins at December 31, 2003 and 2002, were in excess of NAIC standards.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

8.   Retirement Plans

     Defined Benefit Plan - The Company sponsors a non-contributory defined benefit pension plan that covers employees who have completed one year or more of service. Under the plan, benefits are payable upon retirement based on earnings and years of credited service.

     a. The Normal Retirement Date for all employees is the first day of the month coinciding with or next following the later of attainment of age 65 or the fifth anniversary of employment.

     b. The Normal Retirement Benefit is the actuarial equivalent of a life annuity, payable monthly, with the first payment commencing on the Normal Retirement Date. The life annuity is equal to the sum of (1) plus (2):

          1) Annual Past Service Benefit: 1.17% of the first $10,000 of Average Final Earnings plus 1.5% of the excess of Average Final Earnings over $10,000, all multiplied by the participant's Credited Past Service. For these purposes, Credited Past Service is service prior to April 1, 1967, with respect to employees who were plan participants on December 31, 1975.

          2) Annual Future Service Benefit: 1.5578% of the first $10,000 of Average Final Earnings plus 2% of the excess of Average Final
               Earnings over $10,000, all multiplied by the participant's Credited Future Service.

     c. Effective April 1, 1997, the pension plan was amended to provide that the accrual rate for future services is 1.57% of Final Average Earnings multiplied by Credited Service after March 31, 1997, less 0.65% of Final Average Earnings up to covered compensation. With respect to service prior to April 1, 1997, the accrual rate described in paragraph (b), above, is applicable, with Average Final Earnings taking into account a participant's earnings subsequent to April 1, 1997.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     Average Final Earnings are the highest average Considered Earnings during any five consecutive years while an active participant. In no event shall total Credited Service taken into account under the Plan under paragraphs
     (a), (b) and (c) above exceed 30 years. To the extent that the 30-year limit would otherwise be exceeded, Credited Service shall be taken into account under paragraph (c) only to the extent that fewer than 30 years of Credited Service are taken into account under paragraphs (a) and (b). In all events, however, each Participant's Accrued Benefit shall not be less than his Accrued Benefit calculated as of March 31, 1997 under the Plan as in effect on that date.

     The pension cost for the plan includes the following components (in thousands):

                                                         2003           2002
                                                      -----------    -----------
     Service cost for benefits earned
      during the year                                 $       66     $       66
     Interest cost on projected benefit
      obligation                                             546            541
     Expected return on plan assets                         (529)          (512)
     Amortization of unrecognized prior
      service cost                                             -              -
     Amortization of unrecognized
      (gains)/losses                                         180            191
                                                      -----------    -----------
     Net periodic benefit cost                        $      263     $      286
                                                      -----------    -----------

     Weighted-average assumptions used to determine net periodic benefit cost:

                                                          2003          2002
                                                      -----------    -----------
     Discount rate                                        6.75%          7.25%
     Expected long-term return on plan assets             8.00%          8.00%
     Rate of compensation increase                        5.00%          5.00%

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     The Plan Sponsor employs a building block approach in determining the expected long-term rate of return on plan assets. Historical markets are studied and long-term historical relationships between equities and fixed-income are preserved consistent with the widely accepted capital market principle that assets with higher volatility generate a greater return over the long run. Current market factors such as inflation and interest rates are evaluated before long-term market assumptions are determined. The long-term portfolio return is established via a building block approach with proper consideration of diversification and rebalancing. Peer data and historical returns are reviewed to check for reasonability and appropriateness.

     The following summarizes the funded status of the plan at December 31 (in thousands):

                                                          2003           2002
                                                      -----------    -----------
     Change in benefit obligation
       Benefit obligation at beginning of year        $    8,454     $    7,222
       Service cost                                           66             66
       Interest cost                                         546            541
       Benefits paid                                        (518)          (451)
       Liability actuarial loss (gain)                       113          1,076
                                                      -----------    -----------
       Benefit obligation at end of year              $    8,661     $    8,454
                                                      -----------    -----------
     Change in plan assets
       Fair value of plan assets at beginning
        of year                                       $   6,625      $    6,570
       Actual return on plan assets                          58             365
       Employer contributions                               176             141
       Benefits paid                                       (518)           (451)
                                                      ----------     -----------
       Fair value of plan assets at end of year       $   6,341      $    6,625
                                                      ----------     -----------

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------


     Recognized/unrecognized amounts
       Funded status at end of year                   $  (2,320)     $   (1,829)
       Unrecognized prior service cost                        -               -
       Unrecognized actuarial net (gain) loss             3,636           3,233
                                                      ----------     -----------
       Net amount recognized                          $   1,316      $    1,404
                                                      ----------     -----------

     Amounts  recognized  in  the  statutory   statements  of  admitted  assets,
     liabilities and capital and surplus consist of (in thousands):

     Prepaid benefit cost                             $       -      $        -
     Additional minimum liability                        (1,763)         (1,108)
     Intangible asset                                         -               -
     Accumulated unassigned funds (surplus)               3,079           2,512
                                                      ----------     -----------
     Non-admitted prepaid pension asset               $   1,316      $    1,404
                                                      ----------     -----------

     The non-vested benefit obligation was $0 and $0 as of December 31, 2003 and 2002, respectively.

                                                         2003            2002
                                                      -----------    -----------
     Projected benefit obligation                     $   8,661      $    8,454
     Accumulated benefit obligation                   $   8,104      $    7,733
     Fair value of plan assets                        $   6,341      $    6,625

     Weighted average assumptions used to determine benefit obligations:

                                                         2003            2002
                                                      -----------    -----------

     Discount rate                                       6.25%          6.75%
     Rate of compensation increase                       4.00%          5.00%

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     The increase in the additional minimum liability included in the change in capital and surplus totaled $655,000 for the year ended December 31, 2003. This charge was recorded directly to unassigned surplus in 2003 in accordance with SSAP No. 89, "Accounting for Pensions, A Replacement of SSAP No. 8." For the year ended December 31, 2002, the increase in the additional minimum liability totaled $661,000 and was recorded as an other operating expense in the accompanying income statement in accordance with SSAP No. 8, "Pensions."

     The plan's asset allocations at December 31 are as follows:

                                                         2003           2002
                                                      -----------    -----------

         Debt securities                                  53%            46%
         Group annuity contract                           46             43
         Short-term investments                            -              8
         Other                                             1              3
                                                      -----------    -----------
         Total                                            100%           100%
                                                      -----------    -----------

     The plan's investment strategy is to obtain a reasonable long-term return consistent with the level of risk assumed and to ensure that sufficient cash is on hand to meet the emerging benefit liabilities.

     The total estimated contribution to the plan for 2004 is $329,000.

     Savings and Investment Plan and Employee Stock Ownership Plan - During 1995, the InterContinental Life Corporation ("ILCO"), an affiliate of the Company, amended its Savings and Investment Plan ("401(k) Plan") to allow for the addition of FLIC as a participating employer.

     The 401(k) Plan allows eligible employees who have met a one-year service requirement to make contributions to the 401(k) Plan on a tax-deferred basis and provides for a matching contribution by participating companies. The match, which is in the form of shares of FIC common stock, is equal to 100% of an eligible participant's elective deferral contributions, as defined by the 401(k) Plan, not to exceed 1% of the participant's plan compensation. Effective January 1, 2000, the 401(k) Plan was amended to increase the employer matching contribution from 1% to 2%. Allocations are made on a quarterly basis to the accounts of participants who have at least 250 hours of service in that quarter. A participant may elect to contribute up to 16% of eligible earnings on a tax deferred basis, subject to limitations applicable to "highly compensated employees," as defined by the Internal Revenue Code. Plan participants may allocate contributions, and

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     earnings thereon, between several investment options. The Account Balance of each participant attributable to employee contributions is 100% vested at all times. Vesting of benefits attributable to employer contributions is based on years of service. During 2003 and 2002, the Company's contributions totaled $39,055 and $37,477, respectively.

     The ILCO Employee Stock Ownership Plan ("ESOP") generally covers employees who have attained the age of 21 and have completed one year of service. Vesting benefits to employees is based on number of years of service. Effective May 1, 1998, the 401(k) Plan was amended to provide for the merger of the ESOP into the 401(k) Plan. In connection with the merger, certain features under the ESOP were preserved for the benefit of employees previously participating in the ESOP with regard to all benefits accrued under the ESOP through the date of merger. The merger was effected on December 26, 2001. No contributions were made to the ESOP during 2003 or 2002. At December 31, 2003, the ESOP had a total of 441,945 shares of FIC stock, which are allocated to participants.

     Stock Option Plan - Under ILCO's 1999 Non-qualified Stock Option Plan (the "ILCO Stock Option Plan"), options to purchase shares of ILCO's common stock were granted to certain employees of ILCO, its subsidiaries, and affiliates (including subsidiaries of FIC). Subsequent to May 18, 2001, each share of ILCO common stock issuable pursuant to outstanding options was assumed by FIC and became an option to acquire FIC common stock. The number of shares and the exercise price were adjusted for the exchange ratio in the merger.

     The ILCO Stock Option Plan became effective on May 18, 1999 (the "Effective Date"). The exercise price of the options is equal to 100% of the fair market value on the date of grant, but in no case less than $7.50 per share ($6.818 per share as adjusted for the exchange ratio in the merger). A portion of the options become exercisable on the next anniversary of the Effective Date following the date of grant. No options may be exercised after the sixth anniversary of the Effective Date. All options must be exercised in one year from the date the options become exercisable. The number of options that become exercisable on each anniversary of the Effective Date, prior to the sixth anniversary, is equal to 100% of the total options granted divided by the number of years between the next anniversary of the Effective Date following the date of grant and the sixth anniversary of the Effective Date. During 2002, stock options became fully vested in accordance with their original contractual terms.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     No options were granted in 2003 under the ILCO Stock Option Plan. During 2002, options to purchase 33,000 shares at prices ranging from $13.42 to $14.00 were granted to employees of ILCO, its affiliates and subsidiaries. No compensation expense was allocated to the Company during 2002 related to these grants. During 2003 and 2002, options to purchase 160,234 shares at prices ranging from $8.18 to $13.42 and 119,650 shares at prices ranging from $9.00 to $13.63, respectively, were exercised by employees of ILCO, its affiliates and subsidiaries. During 2003 and 2002, options to purchase 48,616 and 42,350 shares, respectively, were terminated.


9.   Commitments and Contingencies

     During 2003 and 2002, the Company leased its primary office facility from an affiliate, Investors-NA. The Company also occupied smaller facilities pursuant to lease agreements with unrelated third parties.

     Rent expense in 2003 and 2002 was $849,928 and $852,262, respectively. Minimum future annual rentals are as follows (in thousands):

     For the year ending December 31,
     ________________________________

                 2004                                   $      943
                 2005                                          892
                 2006                                          889
                 2007                                          866
                 2008                                          859
                 Thereafter                                  1,289
                                                        -----------
                  Total                                 $    5,738
                                                        -----------

     The Company is a defendant in certain legal actions related to the normal business operations of the Company. Management believes that the resolution of such matters will not have a material impact on the financial statements.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

10.  Related Parties

     The Company holds 648,640 shares of FIC common stock at December 31, 2003 and 2002. As interpreted as prescribed by the State of Texas at December 31, 2003, and as prescribed by the State of Washington at December 31, 2002, the common stock is reflected in the accompanying statements of admitted assets, liabilities and capital and surplus at a combined statement value of $6,610,454 and $8,111,499, respectively.

     Pursuant to a service agreement between FLIC and Investors-NA, the Company reimbursed Investors-NA for certain operating expenses paid on behalf of FLIC totaling approximately $13 million and $12 million in 2003 and 2002, respectively. The payments to Investors-NA were for reimbursements of actual costs incurred. The expenses reimbursed by the Company include that portion of salaries and other compensation related costs paid by Investors-NA to its employees which relate to services provided by such employees on behalf of the Company. Other compensation related costs for 2003 include the Company's allocated portion of future severance obligations incurred with respect to certain employees whose employment terminated during 2003 or 2004, as follows: Chief Executive Officer and President, $930,775; Chief Executive Officer and President, $115,200; Chief Marketing Officer, $238,462; and Chief Financial Officer, $98,983. During 2003 and 2002, the Company settled intercompany balances with Investors-NA primarily on a quarterly basis.

     The Company has also entered into reinsurance agreements with Investors-NA as previously described in Note 3, Reinsurance.

     The Company and FIC Computer Services, Inc. ("FICCS"), a wholly owned subsidiary of FIC, are parties to a data processing agreement, whereby FICCS provides data processing services to the Company and other affiliates on a cost reimbursement basis. The Company paid $1,746,651 and $1,654,826 to FICCS for data processing services provided during 2003 and 2002, respectively.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

11.  Business Concentration

     The Company provides mortgage protection life, disability and accidental death insurance to mortgage borrowers of financial institutions. For marketing purposes, a significant number of these financial institutions provide the Company with customer lists. In 2003, premium income from these products was derived from forty-nine states, with concentrations of approximately 23% and 29% in California and Texas, respectively. In 2002, premium income from these products was derived from forty-nine states, with concentrations of approximately 24% and 28% in California and Texas, respectively.


12.  Fair Values of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

     Bonds and common stock - Fair values are based on market prices published by the NAIC Securities Valuation Office ("SVO"). In the absence of SVO published market values, or when amortized cost is used by the SVO as market value, quoted market prices by other third party organizations, if available, are used as the fair value of financial instruments.

     Policy loans - Policy loans are, generally, issued with coupon rates below market rates for consumer loans and are considered early payment of the life benefit. While it is impracticable to estimate the fair value of policy loans, the carrying value of these financial instruments is considered a reasonable estimate of their fair value.

     Cash and short-term investments - The carrying amount of these instruments approximates market value.

     Deferred annuities and supplemental contracts - The fair values of deferred annuities are estimated using cash surrender values. Fair values for supplemental contracts are estimated using a discounted cash flow analysis, based on interest rates currently offered on similar products.

     The estimated fair values of the Company's financial instruments at December 31, 2003 are as follows (in thousands):

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

                                                 Carrying         Fair
                                                   Value          Value
                                                -----------    -----------
     Financial assets:
       Bonds                                    $   84,969     $   85,520
       Common stock                                  6,610          6,610
       Policy loans                                  4,439          4,439
       Cash and short-term investments              14,262         14,262

     Financial liabilities:
       Deferred annuities                       $    2,333     $    2,333
       Supplemental contracts                          740            729


13.  Subsequent Events

     Investment in FIC Common Stock - As previously described in Note 1, FIC is the ultimate parent of the Company and the Company has a significant investment in FIC common stock. Effective as of July 1, 2004, FIC's common stock was delisted from trading on The Nasdaq National Market following a determination by the Nasdaq Listing Qualifications Panel (the "Panel") regarding FIC's eligibility for continued listing. The Panel had determined that the continued listing of FIC's securities on The Nasdaq National Market was subject to FIC having filed, on or before June 30, 2004, its Form 10-K for the fiscal year ended December 31, 2003, and its Form 10-Q for the quarter ended March 31, 2004. In a Form 8-K filed on June 29, 2004, FIC announced that it would not be able to file its Form 10-K for the fiscal year ended December 31, 2003, and its Form 10-Q for the quarter ended March 31, 2004, by the dated established by the Panel. FIC is continuing its work on the preparation and filing of the above described financial reports.

     Since July 1, 2004, quotations for FIC's common stock have been available on the National Quotation Bureau's Pink Sheet quotation service. The market value price for FIC has also decreased significantly since December 31, 2003. The quoted price was $13.80 per share for FIC common stock as of December 31, 2003. This was the price used in the market valuation of the Company's holdings in FIC stock, resulting in an admitted value of $6,610,454 at December 31, 2003, as previously described in Note 1. As of March 4, 2005, the quoted price was $7.45 per share. Using the same market valuation method with the $7.45 per share price as of March 4, 2005, would result in an admitted value of $3,754,427 for the Company's investment in FIC common stock. The lower admitted value of this investment would also reduce the Company's December 31, 2003, capital and surplus position by approximately $2,179,000, net of the effects of changes in the asset valuation reserve.

FAMILY LIFE INSURANCE COMPANY
Notes to Statutory Financial Statements
--------------------------------------------------------------------------------

     Management Agreement - Following the redomestication of the Company from Washington to Texas in March 2004, the Company entered into a management agreement with FIC Insurance Services, LP ("FIC Insurance Services"). FIC Insurance Services is a limited partnership, of which Financial Industries Corporation (the ultimate parent of the Company) is the general partner. The agreement provides that FIC Insurance Services will provide general management of the day-to-day operations of the Company, including, among other responsibilities, the administration of in-force business; the underwriting and issue of new policies; the management of the investment portfolio of the Company; the processing of claims made pursuant to insurance policies issued by the Company; the operation and maintenance of the policy management systems, investment accounting systems, agency systems, general ledger systems, computer hardware, IT network, and other computer systems integral to the operations of the Company; and the preparation and filing of periodic financial statements of the Company. For the services provided under the agreement, the Company pays a monthly fee to FIC Insurance Services, based on the number of policies being administered, the premium volume, and the value of the investment portfolio of the Company.

     The agreement, which was approved by the Texas Department of Insurance, was effective as of July 1, 2004.

     Closure of Seattle Office - The Company maintained an office and records storage facility in Seattle, Washington during 2003. The office facility provided premium processing services and was staffed by approximately 28 employees. Prior to year end 2003, the Company determined that cost savings could be achieved by consolidating those functions in its home office in Austin, Texas, largely due to a reduction of staff. The Seattle facility was subsequently closed in February, 2004. As part of this facility closure and resulting employee terminations, severance benefits were paid to employees. Severance costs incurred in 2003 totaled $75,586.

     Also as a result of the employee terminations, the Company's defined benefit pension plan recognized a curtailment in the plan resulting in a $413,963 reduction in benefit obligation during 2004. However, the curtailment also caused the recognition of a corresponding amount of previously unrecognized loss, offsetting the reduction in benefit obligation.

                                      * * *

                            Supplemental Information

                         Report of Independent Auditors
                           on Accompanying Information


To the Board of Directors and Stockholder of Family Life Insurance Company:

The report on our audit of the basic statutory basis financial statements (the "financial statements") of Family Life Insurance Company (the "Company") as of December 31, 2003 and for the year then ended is presented in the first section of this document. That audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying Supplemental Schedules of Assets and Liabilities, Investment Risk Interrogatories and Summary Investment Schedule of the Company as of December 31, 2003 and for the year then ended are presented for purposes of additional analysis and are not a required part of the financial statements. The effects on the Supplemental Schedule of Assets and Liabilities, Investment Risk Interrogatories and Summary Investment Schedule of the variances between the statutory basis of accounting and accounting principles generally accepted in the United States of America are material. As a consequence, the Supplemental Schedule of Assets and Liabilities, Investment Risk Interrogatories and Summary Investment Schedule do not present fairly, in conformity with accounting principles generally accepted in the United States of America, such information of the Company as of December 31, 2003 and for the year then ended. The Supplemental Schedule of Assets and Liabilities, Investment Risk Interrogatories and Summary Investment Schedule have been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


PricewaterhouseCoopers LLP
Dallas, Texas
March 7, 2005

FAMILY LIFE INSURANCE COMPANY
Supplemental Schedule of Assets and Liabilities
As of and For the Year Ended December 31, 2003
--------------------------------------------------------------------------------

     The following is a summary of certain financial data included in other exhibits and schedules of the Company's statutory annual statement subjected to audit procedures by independent auditors and utilized by actuaries in the determination of reserves:

     Investment income earned:
     Government bonds                                               $ 1,298,540
     Other bonds (unaffiliated)                                       3,647,254
     Premium notes, policy loans and liens                              348,389
     Short-term investments                                             113,580
     Common stocks of affiliates                                         32,432
     Other                                                                    -
                                                                    ------------
      Gross investment income                                       $ 5,440,195
                                                                    ------------

     Bonds and stocks of parents, subsidiaries and affiliates - statement value
      Common stocks                                                 $ 6,610,454
                                                                    ------------

     Bonds and short-term investments by class and maturity:
      Bonds and short-term investments by maturity - statement value
      Due with one year or less                                     $    50,427
      Over 1 year through 5 years                                    12,340,762
      Over 5 years through 10 years                                  22,851,744
      Over 10 years through 20 years                                  8,857,309
      Over 20 years                                                  40,868,545
                                                                    ------------
      Total by maturity                                             $84,968,787
                                                                    ------------

FAMILY LIFE INSURANCE COMPANY
Supplemental Schedule of Assets and Liabilities
As of and For the Year Ended December 31, 2003
--------------------------------------------------------------------------------

      Bonds and short-term investments by class - statement value
      Class 1                                                       $78,228,500
      Class 2                                                         5,754,037
      Class 6                                                           986,250
                                                                    ------------
        Total by class                                              $84,968,787
                                                                    ------------
        Total bonds and short-term investments publicly traded      $84,968,787
                                                                    ------------
     Common stocks - market value                                   $ 6,610,465
                                                                    ------------
     Short-term investments - book value                                      -
                                                                    ------------

     Cash and cash equivalents on deposit                           $14,262,103
                                                                    ------------

     Life insurance in force (in thousands):
       Ordinary                                                     $ 4,083,741
                                                                    ------------
       Group life                                                   $    14,907
                                                                    ------------

     Amount of accidental death insurance in force
      (in thousands) under:
       Ordinary policies                                            $   196,326
                                                                    ------------
     Life insurance policies with disability provisions
      in force (in thousands):
       Ordinary                                                     $    10,014
                                                                    ------------

     Supplemental contracts in force:
       Ordinary - not involving life contingencies
       Income payable                                               $    54,144
                                                                    ------------
     Ordinary - involving life contingencies
       Income payable                                               $    29,388
                                                                    ------------

FAMILY LIFE INSURANCE COMPANY
Supplemental Schedule of Assets and Liabilities
As of and For the Year Ended December 31, 2003
--------------------------------------------------------------------------------


     Annuities:
       Ordinary
        Immediate - amount of income payable                        $    48,669
                                                                    ------------
        Deferred - not fully paid - account balance                 $14,711,445
                                                                    ------------
     Accident and health insurance - premiums in force:
       Ordinary                                                     $         -
                                                                    ------------
     Claim payments in 2003:
       Group accident and health year ended December 31,
        2003                                                        $     (192)
                                                                    ------------
        2002                                                        $      (80)
                                                                    ------------
        2001                                                        $         -
                                                                    ------------
        2000                                                        $         -
                                                                    ------------
        1999                                                        $         -
                                                                    ------------
        Prior                                                       $         -
                                                                    ------------

FAMILY LIFE INSURANCE COMPANY
Investment Risk Interrogatories
December 31, 2003
--------------------------------------------------------------------------------

     Investment Risks Interrogatories

     Answer the following interrogatories by stating the applicable U.S. dollar amounts and percentages of the reporting entity's total admitted assets held in that category of investments as shown on the Summary Investment Schedule. All reporting entities must answer interrogatories 1 through 4, 11, 13 through 17, 19 and, if applicable, 20 through 24. Answer each of interrogatories 5 through 10 only if the reporting entity's aggregate holding in the gross investment category addressed in interrogatory 4 equals or exceeds 2.5% of the reporting entity's total admitted assets. Answer interrogatory 12 only if the reporting entity's aggregate holding in the gross investment category addressed in interrogatory 11 equals or exceeds 2.5% of the reporting entity's total admitted assets. Answer interrogatory 18 only if the reporting entity's aggregate holding in the gross investment category addressed in interrogatory 17 equals or exceeds 2.5% of the reporting entity's total admitted assets. For Life, Health and Fraternal blanks, responses are to exclude Separate Accounts.

1. The reporting entity's total admitted assets as reported in these audited financial statements are: $127,862,929

2. State by investment category the 10 largest exposures to a single issuer/borrower/investment, excluding (i) U.S. government, U.S. government agency securities and those US Government money market funds listed in the Appendix to the SVO Purposes and Procedures Manual as exempt, (ii) property occupied by the company and (iii) policy loans.

                                                                  Percentage of
                                                                 Total Admitted
                 Investment Category              Amount             Assets

     a. Morgan Stanley                          $2,017,871           1.58%
                                                -----------      ---------------
     b. Merrill Lynch                           $1,888,450           1.48%
                                                -----------      ---------------
     c. American Campus                         $1,310,506           1.02%
                                                -----------      ---------------
     d. CNL Fdg Mtg Bond                        $1,170,419           0.92%
                                                -----------      ---------------
     e. Honeywell Intl Inc.                     $1,160,293           0.91%
                                                -----------      ---------------
     f. Radian Corp.                            $1,151,088           0.90%
                                                -----------      ---------------
     g. Anheuser Busch Cos Inc.                 $1,147,599           0.90%
                                                -----------      ---------------
     h. Daimler Chrysler                        $1,122,469           0.88%
                                                -----------      ---------------
     i. Dobie CTR PPYTS                         $1,117,792           0.87%
                                                -----------      ---------------

FAMILY LIFE INSURANCE COMPANY
Investment Risk Interrogatories
December 31, 2003
--------------------------------------------------------------------------------

3. State the amounts and percentages of the reporting entity's total admitted assets held in bonds and preferred stocks by NAIC rating.

     Bonds                              Preferred Stocks

     NAIC-1     $78,228,500     61.2%   P/PSF-1     $          -             0%
                -----------     -----               -------------    ----------
     NAIC-2     $ 5,754,037      4.5%   P/PSF-2     $          -             0%
                -----------     -----               -------------    ----------
     NAIC-3     $         -      0.0%   P/PSF-3     $          -             0%
                -----------     -----               -------------    ----------
     NAIC-4     $         -      0.0%   P/PSF-4     $          -             0%
                -----------     -----               -------------    ----------
     NAIC-5     $         -      0.0%   P/PSF-5     $          -             0%
                -----------     -----               -------------    ----------
     NAIC-6     $   986,250      0.8%   P/PSF-6     $          -             0%
                -----------     -----               -------------    ----------

4. State the amounts and percentages of the reporting entity's total admitted assets held in foreign investments (regardless of whether there is any foreign currency exposure) and unhedged foreign currency exposure (defined as the statement value of investments denominated in foreign currencies which are not hedged by financial instruments qualifying for hedge accounting as specified in SSAP No. 31 - Derivative Instruments and SSAP
     No. 86 - Accounting for Derivative Instruments and Hedging, Income Generation, and Replication (Synthetic Asset) Transactions), including (i) foreign-currency-denominated investments of $______ supporting insurance liabilities denominated in that same foreign currency of $______ and excluding (ii) Canadian investments and currency exposure of $______:

     Assets held in foreign investments less than 2.5% of the reporting entity's total admitted assets, detail not required: Yes ___ No ___ N/A _X_

FAMILY LIFE INSURANCE COMPANY
Investment Risk Interrogatories
December 31, 2003
--------------------------------------------------------------------------------

5.   Aggregate foreign investment exposure categorized by NAIC sovereign rating:

     Countries rated NAIC-1             $     -                 0%
                                        ------------     --------------
     Countries rated NAIC-2             $     -                 0%
                                        ------------     --------------
     Countries rated NAIC-3 or below    $     -                 0%
                                        ------------     --------------

6. Two largest foreign investment exposures to a single country, categorized by the country's NAIC sovereign rating:

     Countries rated NAIC-1
     Country:                           $     -                 0%
             ------------------------   ------------     --------------
     Country:                           $     -                 0%
             ------------------------   ------------     --------------
     Countries rated NAIC-2
     Country:                           $     -                 0%
             ------------------------   ------------     --------------
     Country:                           $     -                 0%
             ------------------------   ------------     --------------
     Countries rated NAIC-3 or below
     Country:                           $     -                 0%
             ------------------------   ------------     --------------
     Country:                           $     -                 0%
             ------------------------   ------------     --------------

7.   Aggregate unhedged foreign currency exposure  $                       %
                                                   ------------     --------

FAMILY LIFE INSURANCE COMPANY
Investment Risk Interrogatories
December 31, 2003
--------------------------------------------------------------------------------

8. Aggregate unhedged foreign currency exposure categorized by NAIC sovereign rating:

     Countries rated NAIC-1             $     -                 0%
                                        ------------     --------------
     Countries rated NAIC-2             $     -                 0%
                                        ------------     --------------
     Countries rated NAIC-3 or below    $     -                 0%
                                        ------------     --------------

9. Two largest unhedged foreign currency exposures to a single country, categorized by the country's NAIC sovereign rating:

     Countries rated NAIC-1
     Country:                           $     -                 0%
             ------------------------   ------------     --------------
     Country:                           $     -                 0%
             ------------------------   ------------     --------------
     Countries rated NAIC-2
     Country:                           $     -                 0%
             ------------------------   ------------     --------------
     Country:                           $     -                 0%
             ------------------------   ------------     --------------
     Countries rated NAIC-3 or below
     Country:                           $     -                 0%
             ------------------------   ------------     --------------
     Country:                           $     -                 0%
             ------------------------   ------------     --------------

10.  List the 10 largest non-sovereign (i.e. non-governmental) foreign issues:

     NAIC rating                        $     -                 0%
                  -------------------   ------------     --------------
     NAIC rating                        $     -                 0%
                  -------------------   ------------     --------------
     NAIC rating                        $     -                 0%
                  -------------------   ------------     --------------
     NAIC rating                        $     -                 0%
                  -------------------   ------------     --------------
     NAIC rating                        $     -                 0%
                  -------------------   ------------     --------------
     NAIC rating                        $     -                 0%
                  -------------------   ------------     --------------

FAMILY LIFE INSURANCE COMPANY
Investment Risk Interrogatories
December 31, 2003
--------------------------------------------------------------------------------

     NAIC rating                        $     -                 0%
                  -------------------   ------------     --------------
     NAIC rating                        $     -                 0%
                  -------------------   ------------     --------------
     NAIC rating                        $     -                 0%
                  -------------------   ------------     --------------
     NAIC rating                        $     -                 0%
                  -------------------   ------------     --------------

11. State the amounts and percentages of the reporting entity's total admitted assets held in Canadian investments and unhedged Canadian currency exposure, including Canadian-currency-denominated investments of $______ supporting Canadian-denominated insurance liabilities of $______.

     Assets held in Canadian investments less than 2.5% of the reporting entity's total admitted assets, detail not required: Yes ___ No ___ N/A _X_

12.  Aggregate Canadian investment exposure:

     a.  Canadian investments                   $      -                0%
                                                --------------     -------------
     b.  Unhedged Canadian currency exposure    $      -                0%
                                                --------------     -------------

13. State the aggregate amounts and percentages of the reporting entity's total admitted assets held in investments with contractual sales restrictions (defined as investments having restrictions that prevent investments from being sold within 90 days).

     Assets held in investments with contractual sales restrictions less than 2.5% of the reporting entities total admitted assets, detail not required:
     Yes ___ No ___ N/A _X__

     a.   Aggregate  statement  value  of  investments  with  contractual  sales
          restrictions                  $       -                      0 %

     b.   Largest three investments with contractual sales restrictions:

          i.                            $       -                      0%
                                        ---------------         --------------
          ii.                           $       -                      0%
                                        ---------------         --------------
          iii.                          $       -                      0%
                                        ---------------         --------------

FAMILY LIFE INSURANCE COMPANY
Investment Risk Interrogatories
December 31, 2003
--------------------------------------------------------------------------------

14. State the amounts and percentages of admitted assets held in the largest 10 equity interests (including investments in the shares of mutual funds, preferred stocks, publicly traded equity securities, and other equity securities, and excluding money market and bond mutual funds listed in the Appendix to the SVO Practices and Procedures Manual as exempt or Class 1).

     Investment Category

     a.   Financial Industries Corporation      $6,610,454              5.17%
          --------------------------------      ----------              -----
     b.   Advanced Financial                    $       11              0.00%
          --------------------------------      ----------              -----
     c.                                         $        -              0.00%
          --------------------------------      ----------              -----
     d.                                         $        -              0.00%
          --------------------------------      ----------              -----
     e.                                         $        -              0.00%
          --------------------------------      ----------              -----
     f.                                         $        -              0.00%
          --------------------------------      ----------              -----
     g.                                         $        -              0.00%
          --------------------------------      ----------              -----
     h.                                         $        -              0.00%
          --------------------------------      ----------              -----
     i.                                         $        -              0.00%
          --------------------------------      ----------              -----
     j.                                         $        -              0.00%
          --------------------------------      ----------              -----

     Assets held in equity interests less than 2.5% of the reporting entity's total admitted assets, detail not required: Yes ___ No _X_ N/A ___

15. State the amounts and percentages of the reporting entity's total admitted assets held in nonaffiliated, privately placed equities (included in other equity securities) and excluding securities eligible for sale under (i) Securities Exchange Commission (SEC) Rule 144a or (ii) SEC Rule 144 without volume restrictions.

     Assets held in nonaffiliated, privately placed equities less than 2.5% of the reporting entities total admitted assets, detail not required: Yes _X_ No ___ N/A ___

FAMILY LIFE INSURANCE COMPANY
Investment Risk Interrogatories
December 31, 2003
--------------------------------------------------------------------------------

     a.   Aggregate  statement  value  of  investments  held  in  nonaffiliated,
          privately placed equities             $      -                0.00%
                                                --------------       -----------
     b. Largest three investments held in nonaffiliated, privately placed equities:
          i.                                    $      -                0.00%
                                                --------------       -----------
          ii.                                   $      -                0.00%
                                                --------------       -----------
          iii.                                  $      -                0.00%
                                                --------------       -----------

16. State the amounts and percentages of the reporting entity's total admitted assets held in general partnership interests (included in other equity securities).

     Assets held in general partnership interests less than 2.5 % of the reporting entity's total admitted assets, detail not required:
     Yes ___ No ___ N/A _X__

     a.   Aggregate  statement  value of  investments  held  in  general partner
          interests                             $      -                0.00%
                                                --------------       -----------
     b.   Largest three  investments  held in  general partnership interests:
          i.                                    $      -                0.00%
                                                --------------       -----------
          ii.                                   $      -                0.00%
                                                --------------       -----------
          iii.                                  $      -                0.00%
                                                --------------       -----------

17. With respect to mortgage loans reported in Schedule B, state the amounts and percentages of the reporting entity's total admitted assets held:

     Mortgage loans reported in Schedule B less than 2.5% of the reporting entity's total admitted assets, detail not required: Yes ___ No ___ N/A _X_

     Each of the 10 largest aggregate mortgage interests. The aggregate mortgage interest represents the combined value of all mortgages secured by the same property or same group of properties:

FAMILY LIFE INSURANCE COMPANY
Investment Risk Interrogatories
December 31, 2003
--------------------------------------------------------------------------------

        Type (Residential, Commercial, Agricultural)
     i.                                         $      -                 0.00%
        -------------------------------         ---------------         -------
     ii.                                        $      -                 0.00%
        -------------------------------         ---------------         -------
     iii.                                       $      -                 0.00%
        -------------------------------         ---------------         -------
     iv.                                        $      -                 0.00%
        -------------------------------         ---------------         -------
     v.                                         $      -                 0.00%
        -------------------------------         ---------------         -------
     vi.                                        $      -                 0.00%
        -------------------------------         ---------------         -------
     vii.                                       $      -                 0.00%
        -------------------------------         ---------------         -------
     viii.                                      $      -                 0.00%
        -------------------------------         ---------------         -------
     ix.                                        $      -                 0.00%
        -------------------------------         ---------------         -------
     x.                                         $      -                 0.00%
        -------------------------------         ---------------         -------

        (None more than 2.5% of admitted assets.)

FAMILY LIFE INSURANCE COMPANY
Investment Risk Interrogatories
December 31, 2003
--------------------------------------------------------------------------------

18. Aggregate mortgage loans having the following loan-to-value ratios as determined from the most current appraisal as of the annual statement date:

     Loan-to-Value       Residential              Commercial              Agricultural

     i. Above 95%    $   -         0.00%     $   -          0.00%         -         0.00%
                     ---------   ---------   ---------    ---------   ---------   ---------
     ii. 91% to 95%  $   -         0.00%     $   -          0.00%         -         0.00%
                     ---------   ---------   ---------    ---------   ---------   ---------
     iii. 81% to 90% $   -         0.00%     $   -          0.00%         -         0.00%
                     ---------   ---------   ---------    ---------   ---------   ---------
     iv. 71% to 80%  $   -         0.00%     $   -          0.00%         -         0.00%
                     ---------   ---------   ---------    ---------   ---------   ---------
     v. Below 70%    $   -         0.00%     $   -          0.00%         -         0.00%
                     ---------   ---------   ---------    ---------   ---------   ---------


     a.  Construction loans                             $     -           0.00%
                                                        --------------   -------
     b.  Mortgage loans over 90 days past due           $     -           0.00%
                                                        --------------   -------
     c.  Mortgage loans in the process of foreclosure   $     -           0.00%
                                                        --------------   -------
     d.  Mortgage loans foreclosed                      $     -           0.00%
                                                        --------------   -------
     e.  Restructured mortgage loans                    $     -           0.00%
                                                        --------------   -------

19. State the amounts and percentages of the reporting entity's total admitted assets held in each of the five largest investments in one parcel or group of contiguous parcels of real estate reported in Schedule A, excluding property occupied by the company.

     Assets held in each of the five largest investments in one parcel or group of contiguous parcels of real estate reported in Schedule A less than 2.5% of the reporting entity's total admitted assets, detail not required:
     Yes ___      No ___      N/A _X__

FAMILY LIFE INSURANCE COMPANY
Investment Risk Interrogatories
December 31, 2003
--------------------------------------------------------------------------------

     a.                                 $      -                  0.00%
        ----------------------------    ---------------       -------------
     b.                                 $      -                  0.00%
        ----------------------------    ---------------       -------------
     c.                                 $      -                  0.00%
        ----------------------------    ---------------       -------------
     d.                                 $      -                  0.00%
        ----------------------------    ---------------       -------------
     e.                                 $      -                  0.00%
        ----------------------------    ---------------       -------------

20. State the amounts and percentages of the reporting entity's total admitted assets subject to the following types of agreements:

                                                                   At End of Each Quarter
                                          At Year End        1st Qtr.       2nd Qtr.      3rd Qtr

     a. Securities lending (do
        not include assets held
        as collateral for such
        transactions)                $    -        0.00%    $    -        $    -        $    -
                                     ----------    -----    ----------    ----------    ----------
     b. Repurchase agreements        $    -        0.00%    $    -        $    -        $    -
                                     ----------    -----    ----------    ----------    ----------
     c. Reverse repurchase
         agreements                  $    -        0.00%    $    -        $    -        $    -
                                     ----------    -----    ----------    ----------    ----------
     d. Dollar repurchase
         agreements                  $    -        0.00%    $    -        $    -        $    -
                                     ----------    -----    ----------    ----------    ----------
     e. Dollar reverse
         repurchase agreements       $    -        0.00%    $    -        $    -        $    -
                                     ----------    -----    ----------    ----------    ----------

FAMILY LIFE INSURANCE COMPANY
Investment Risk Interrogatories
December 31, 2003
--------------------------------------------------------------------------------

21. State the amounts and percentages indicated below for warrants not attached to other financial instruments, options, caps, and floors:

                Written                                       Owned
     a.  Hedging                                    $    -              0.00%
                                                    ----------        ---------
     b.  Income generation                          $    -              0.00%
                                                    ----------        ---------
     c.  Other                                      $    -              0.00%
                                                    ----------        ---------

22. State the amounts and percentages indicated below of potential exposure (defined as the amount determined in accordance with the NAIC Annual Statement Instructions) for collars, swaps, and forwards:


                                                                    At End of Each Quarter
                                          At Year End        1st Qtr.       2nd Qtr.      3rd Qtr

     a. Hedging                      $    -        0.00%    $    -        $    -        $    -
                                     ----------    -----    ----------    ----------    ----------
     b. Income generation            $    -        0.00%    $    -        $    -        $    -
                                     ----------    -----    ----------    ----------    ----------
     c. Replications                 $    -        0.00%    $    -        $    -        $    -
                                     ----------    -----    ----------    ----------    ----------
     d. Other                        $    -        0.00%    $    -        $    -        $    -
                                     ----------    -----    ----------    ----------    ----------

FAMILY LIFE INSURANCE COMPANY
Investment Risk Interrogatories
December 31, 2003
--------------------------------------------------------------------------------

23. State the amounts and percentages indicated below of potential exposure (defined as the amount determined in accordance with the NAIC Annual Statement Instructions) for futures contracts:

                                                                   At End of Each Quarter
                                          At Year End        1st Qtr.       2nd Qtr.      3rd Qtr

     a. Hedging                      $    -        0.00%    $    -        $    -        $    -
                                     ----------    -----    ----------    ----------    ----------
     b. Income generation            $    -        0.00%    $    -        $    -        $    -
                                     ----------    -----    ----------    ----------    ----------
     c. Replications                 $    -        0.00%    $    -        $    -        $    -
                                     ----------    -----    ----------    ----------    ----------
     d. Other                        $    -        0.00%    $    -        $    -        $    -
                                     ----------    -----    ----------    ----------    ----------

24. State the amounts and percentages of 10 largest investments included in the Write-ins for Invested Assets category included on the Summary Investment Schedule
     a.                                         $    -              0.00%
        ---------------------------------       -----------         -----
     b.                                         $    -              0.00%
        ---------------------------------       -----------         -----
     c.                                         $    -              0.00%
        ---------------------------------       -----------         -----
     d.                                         $    -              0.00%
        ---------------------------------       -----------         -----
     e.                                         $    -              0.00%
        ---------------------------------       -----------         -----
     f.                                         $    -              0.00%
        ---------------------------------       -----------         -----
     g.                                         $    -              0.00%
        ---------------------------------       -----------         -----
     h.                                         $    -              0.00%
        ---------------------------------       -----------         -----
     i.                                         $    -              0.00%
        ---------------------------------       -----------         -----
     j.                                         $    -              0.00%
        ---------------------------------       -----------         -----

FAMILY LIFE INSURANCE COMPANY
Summary Investment Schedule
December 31, 2003
--------------------------------------------------------------------------------


    Summary Investment Schedule

                                                                    Admitted Assets as
                                            Gross Investment      Reported in the Annual
    Investment Categories                       Holdings*               Statement

    Bonds
    US Treasury securities              $ 9,630,141     8.73%     $ 9,630,141     8.73%
                                        -----------     -----     -----------     -----
    US Government agency and corporate
     obligations (excluding mortgage-
     backed securities)
      Issued by US Government agencies  $         -     0.00%     $         -     0.00%
                                        -----------     -----     -----------     -----
      Issued by US Government-sponsored
       agencies                         $         -     0.00%     $         -     0.00%
                                        -----------     -----     -----------     -----
    Foreign government (including
     Canada, excluding mortgage-backed
     securities)                        $         -     0.00%     $         -     0.00%
                                        -----------     -----     -----------     -----
    Securities issued by states,
     territories and possessions and
     political subdivisions in the US:
      State, territory and possession
       general obligations              $         -     0.00%     $         -     0.00%
                                        -----------     -----     -----------     -----
      Political subdivisions of states,
       territories and possessions
       political subdivisions general
       obligations                      $         -     0.00%     $         -     0.00%
                                        -----------     -----     -----------     -----
      Revenue and assessment
       obligations                      $         -     0.00%     $         -     0.00%
                                        -----------     -----     -----------     -----
      Industrial development and
       similar obligations              $         -     0.00%     $         -     0.00%
                                        -----------     -----     -----------     -----


                                     - 64 -




FAMILY LIFE INSURANCE COMPANY
Summary Investment Schedule
December 31, 2003
--------------------------------------------------------------------------------

    Mortgage-backed securities (includes
     residential and commercial MBS)
      Pass-through securities
        Guaranteed by GNMA              $ 1,152,091     1.05%     $ 1,152,091     1.05%
                                        -----------     -----     -----------     -----
        Issued by FNMA and FHLMC        $   973,161     0.88%     $   973,161     0.88%
                                        -----------     -----     -----------     -----
        Privately issued                $18,693,253    16.95%     $18,693,253    16.95%
                                        -----------    ------     -----------    ------
      CMOs and REMICs
        Issued by FNMA and FHLMC        $ 7,978,956     7.24%     $ 7,978,956     7.24%
                                        -----------     -----     -----------     -----
        Privately issued and
         collateralized by MBS issued
         or guaranteed by GNMA, FNMA,
         FHLMC                          $18,119,875    16.43%     $18,119,875    16.43%
                                        -----------    ------     -----------    ------
        All other privately issued      $         -     0.00%     $         -     0.00%
                                        -----------    ------     -----------     -----
    Other debt and other fixed income
     securities (excluding short term)
      Unaffiliated domestic securities
       (includes credit tenant loans
       rated by the SVO)                $28,421,309    25.77%     $28,421,309    25.77%
                                        -----------    ------     -----------    ------
      Unaffiliated foreign securities   $         -     0.00%     $         -     0.00%
                                        -----------     -----     -----------     -----
      Affiliated securities             $         -     0.00%     $         -     0.00%
                                        -----------     -----     -----------     -----

FAMILY LIFE INSURANCE COMPANY
Summary Investment Schedule
December 31, 2003
--------------------------------------------------------------------------------


                                                                   Admitted Assets as
                                           Gross Investment      Reported in the Annual
    Investment Categories                      Holdings*               Statement

    Equity interests
      Investments in mutual funds       $     -         0.00%    $    -         0.00%
                                        ------------    -----    -----------    -----
      Preferred stocks
          Affiliated                    $     -         0.00%    $    -         0.00%
                                        ------------    -----    -----------    -----
          Unaffiliated                  $     -         0.00%    $    -         0.00%
                                        ------------    -----    -----------    -----
      Publicly traded equity securities
       (excluding preferred stocks)
          Affiliated                    $ 6,610,454     5.99%    $ 6,610,454    5.99%
          Unaffiliated                  $        11     0.00%    $        11    0.00%
                                        -----------     -----    -----------    -----
      Other equity securities
          Affiliated                    $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----
          Unaffiliated                  $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----
      Other equity interests
       including tangible
       personal property under lease
          Affiliated                    $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----
          Unaffiliated                  $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----


                                     - 66 -




FAMILY LIFE INSURANCE COMPANY
Summary Investment Schedule
December 31, 2003
--------------------------------------------------------------------------------

    Mortgage loans
      Construction and land development $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----
      Agricultural                      $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----
      Single family residential
       properties                       $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----
      Multi-family residential
       properties                       $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----
      Commercial loans                  $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----
    Real Estate investments
      Property occupied by company      $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----
      Property held for production of
       income                           $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----
      Property held for sale            $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----


    Collateral loans                    $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----
    Policy loans                        $ 4,438,773     4.03%    $ 4,438,773    4.03%
                                        -----------     -----    -----------    -----
    Receivables for securities          $         -     0.00%    $         -    0.00%
                                        -----------     -----    -----------    -----
    Cash and short-term investments     $14,262,103    12.93%    $14,262,103   12.93%
                                        -----------    ------    -----------   ------
    Write-in for invested assets        $         -     0.00%    $         -    0.00%
                                        -----------    ------    -----------    -----
    Total invested assets              $110,280,127   100.00%   $110,280,127  100.00%
                                       ============   =======   ============  =======


      * Gross Investment Holdings as valued in compliance with NAIC Accounting Practices & Procedures (Codification). Investments in common stock of the Company's upstream ultimate parent company, FIC, are valued as interpreted as prescribed by the State of Texas, previously described in Note 1 to the accompanying financial statements.


                                     - 67 -